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GASCOYNE WIND PARK
JOINT VENTURE AGREEMENT

THIS AGREEMENT, Made and entered into as of MAY 27, 2008, by and between WESTMORELAND POWER, INC., a Delaware corporation (hereinafter "Westmoreland"), with its principal offices at 2 North Cascade Avenue, Colorado Springs, Colorado 80903, and CROWNBUTTE WIND POWER LLC, a North Dakota limited liability company (hereinafter "Crownbutte"), having its principal offices at 111 - 5th Avenue Northeast, Mandan, North Dakota 58554. Westmoreland and Crownbutte are sometimes herein referred to as "a Party", or collectively as "the Parties".

WITNESSETH,

WHEREAS, The Parties hereto desire to form a Joint Venture (hereinafter referred to as the "Venture") for the term and upon the conditions hereinafter set forth.

NOW, THEREFORE, In consideration of the mutual covenants hereinafter contained, it is agreed by and among the Parties hereto as follows:

Article I
Basic Structure

§1.1 Form. The Parties hereby form a Joint Venture pursuant to the laws of the State of North Dakota.

§1.2 Name. The business of the Venture shall be conducted under the name of Gascoyne II Wind Project.

§1.3 Place of Business. The principal office and place of business of the Venture shall be located at 111- 5th Avenue Northeast, Mandan, North Dakota 58554, or such other place as the Parties may from time to time designate.

§1.4 Term. The Venture shall commence on January 1, 2008, and shall continue for four (4) years, unless earlier terminated in the following manner:

A. By the completion of the purpose intended; or
B. Pursuant to this Agreement; or
C. By applicable North Dakota law.

§1.5 Purpose. The purpose for which the Venture is organized is to develop, construct, manage, and operate a 200 MW wind power project in southwest, North Dakota.

Article II
Financial Arrangements

§2.1 Definitions. For purposes of this document, "capital" shall be defined as property made available to and owned by the Venture other than property of a kind which would be includable in the inventory of the Venture or which is held for sale to customers of the Venture in its ordinary course of business. The gain on such property and the losses, deductions, amortization, and depreciation associated with such property shall be added to or subtracted from the Party's capital accounts (using the then capital accounts as a base) according to their then share of capital.

All other ("operating") profits (or losses) of the Venture shall be deemed to be income of the Parties according to their share of profits and losses. If losses, these shall be deducted from the Parties' capital accounts according to their share of profits and losses. Undistributed profits shall be added to the relevant Party's capital accounts. Amounts distributed in excess of current profits shall be deducted form the relevant Party's capital accounts.

Upon dissolution, any Party having a negative capital account balance shall be required to make up such a balance.

§2.2 Initial Contribution of Parties. To participate in this Joint Venture, Westmoreland shall compensate Crownbutte $200,000.00 for sustained costs involving meteorological instrumentation, data analysis, land acquisition, lease option maintenance, project presentations, accounting, and administration expenses. Westmoreland shall make this payment to Crownbutte no later than June 15, 2008. All of the above-referenced assets shall be contributed to and become assets of the Venture. If the payment referred to herein is not made by June 15, 2008, this Agreement and all prior Agreements shall automatically terminate.

§2.3 Additional Capital Contribution. Additional capital contributions may be necessary to cover the ongoing costs of development for the Venture. Any additional costs will be covered by capital contributions by each party. The percentage share of capital contributions by each party shall be (unless otherwise modified by the terms of this Agreement) as follows:

Names	**Initial Percentage Share of Capital**
Crownbutte Wind Power LLC	50%
Westmoreland Power, Inc.	50%

§2.4 Percentage Share of Capital. The Percentage Share of Capital of each Party shall be (unless otherwise modified by the terms of this Agreement) as follows:

Initial Percentage

Names	Share of Capital
Crownbutte Wind Power LLC	60%
Westmoreland Power, Inc.	40%

An individual capital account shall be maintained for each party and be attached hereto under Schedule A and made a part hereof.

§2.5 **Rights of Priority.** Except as herein provided, the individual Parties shall have no right to any priority over each other as to the return of capital contributions.

§2.6 **Return of Capital Contributions.** No Party shall have the right to demand the return of the capital he made available, except as herein provided.

§2.7 **Distributions.** Distributions to the Parties of net operating profits of the Venture, as hereinafter defined, shall be made at such time as the Managing Party shall reasonably determine. Such distributions shall be made to the Parties simultaneously.

For the purpose of this Agreement, net operating profit for any accounting period shall mean the gross receipts of the Venture for such period, less the sum of all cash expenses of operation of the Venture, and such sums as may be necessary to establish a reserve for operating expenses.

In determining net operating profit, deductions for depreciation, amortization, or other similar charges not requiring actual current expenditures of cash shall not be taken into account.

Article III
Management

§3.1 **Managing Party.** The Managing Party shall be Crownbutte, and Tim Simons shall be appointed as the managing agent for the Venture.

§3.2 **Rights, Powers and Restriction of Payments.** No Party, without the consent of all the other Parties shall:

A. Do any act in contravention of this Agreement;
B. Do any act which would make it impossible to carry on the ordinary business of the Venture;
C. Confess judgment against the Venture; and
D. Possess Venture property, or assign his interest or rights in specific Venture property, for other than a Venture purpose.

§3.3 **Powers of Westmoreland and Crownbutte.** Westmoreland and Crownbutte shall have the following authority: To exercise the powers reasonably necessary in order to

pursue the Venture's purposes; provided, however, that the consent of all of the Parties shall be necessary for any decision in contravention of the express desires of any other Party or involving $10,000.00 or more.

§3.4 **Material Contracts.** The consent of all of the Parties shall be necessary prior to the execution of any material agreement for the Venture. Such consents are not to be unreasonable withheld by either Party. Disputes relating to any material agreement shall be resolved by the Management Committee.

§3.5 **Management Committee.** A Management Committee for the Venture comprised of one Representative from Crownbutte and one Representative from Westmoreland will be formed to oversee the activities of the Venture. The committee must meet periodically, quarterly or as needed, to review the status of the project, approve budgets, or to carry out any act reasonably necessary for the intended purpose of the Venture. All disputes will be resolved by the management committee.

§3.6 **Liability.** No Party shall incur any liability for any mistakes or errors in judgment made in good faith and in the exercise of due care in connection with the Venture business, and no Party shall be deemed to have violated any of the provisions of this Venture Agreement for any such mistakes or errors in judgment.

§3.7 **Tax Matters Party.**

A. **Name.** The Tax Matters Party shall be Crownbutte.

B. **Duties.** The Tax Matters Party shall have the following rights and duties:

1. Provide to the Internal Revenue Service any or all information which is within the knowledge of the Tax Matters Party as to the organizations, operations, and/or liquidation of the Venture.

2. To adjust, arbitrate, negotiate, compromise, sue, or defend, abandon or otherwise deal with and settle any and all claims in favor of or against the Parties and the Venture as the Tax Matters Party shall deem proper, which shall directly relate to the organization, operations, and/or liquidation of the Venture.

3. Do all other things which may be granted to the Tax Matters Party by Internal Revenue Code as it may be now or hereafter amended or supplemented.

§3.8 **Power of Attorney.** Each Party for himself or herself hereby appoints the Managing Party as his or her true and lawful attorney to act in, manage, and conduct all the

Party's affairs, and for that purpose in his or her name and on his or her behalf to do and execute any act which is reasonably necessary for the conduct of the Venture's affairs, including, but not limited to, all of the following acts, deeds, and things:

A. To demand, sue for, collect, receive, and give discharges of aii moneys, debts, interest, dividends, securities, shares of stock, and other personal property which now belongs or hereafter shall belong to the Venture.

B. To settle any account or reckoning whatsoever wherein the Venture now is or at any time hereafter shall be in any way interested or concerned and to pay or receive the balance thereof as the case may require.

C. To receive every sum of money which now is or hereafter shall be due or belonging to the Party and on receipt of the full amount owed to execute a good and sufficient release or discharge of such mortgage by deed or otherwise.

D. To commence, prosecute, and defend all actions and other proceedings touching the Venture.

E. To compromise with or make allowances to any person for or in respect to any debt or demand whatsoever which now is or shall at any time hereafter become due and payable to the Venture, and to take and receive any composition or dividend thereof or thereupon, and to give releases or other discharges for the whole of such debts or demands, or to settle, compromise, or submit to arbitration every such debt or demand and every other right, matter, and thing due to or concerning the Venture as said attorneys shall think best, and for that purpose to enter into and execute and deliver such bonds or arbitration or other instruments as said attorney may deem advisable in the premises.

F. To enter into and upon and take possession of the Party's real and personal property and to let, manage, and improve the same or any part thereof, and to repair or otherwise improve or alter, and to insure the same.

G. To employ such employees, independent contractors, attorneys, accountants, or other agents in behalf of the Venture as the said attorney shall deem reasonable and necessary.

Article IV
<u>Right to Assign Venture Interest</u>

§4.1 **Party's Right of Assignment of Profits and Losses.** An interest in the Venture shall not be assigned without the approval of all Parties.

Article V
Dissolution

§5.1 Dissolution. In the event that the Venture shall hereafter be dissolved for any reason whatsoever, a full and general account of its assets, liabilities, and transactions shall at once be taken. Such assets may be sold and turned into cash as soon as possible, and all debts and other amounts due the Venture collected. The proceeds thereof shall thereupon be applied as follows:

A. To discharge the debts and liabilities of the Venture and the expenses of litigation.
B. To pay each Party or his legal representative any unpaid loan, interest, or profits to which he shall then be entitled.
C. To repay to any Party the capital he made available.
D. To divide the surplus, if any, among the Parties or their representatives according to each Party's then Percentage Share of Capital.

Article VI
Miscellaneous - Substantive Provisions

§6.1 Miscellaneous - Substantive Provisions. The Venture's fiscal year shall commence on January 1st of each year and shall end on December 31st of each year. Full and accurate books of account shall be kept at such place as the Managing Parties may from time to time designate, showing the condition of the business and finances of the Venture; and each Party shall have access to such books of account and shall be entitled to examine them at any time during ordinary business hours. At the end of each year, the Managing Parties shall cause the Venture's accountant to prepare a balance sheet setting forth the financial position of the Venture as of the end of that year and a statement of operations (income and expenses) for that year. A copy of the balance sheet and statement of operations shall be delivered to each Party as soon as it is available.

Each Party shall be deemed to have waived all objections to any transaction or other facts about the operation of the Venture disclosed in such balance sheet and/or statement of operations unless he shall have notified the Managing Party in writing of his objectives within thirty (30) days of the date on which such statement is mailed.

The Venture books shall be kept on the cash basis and in accordance with generally accepted accounting principles consistent with those employed for determining its income for federal income tax purposes.

§6.2 Venture's Agents. Pursuant to the Venture's day to day activity, the Managing Parties shall have the power to employ investment counsel, brokers, accountants, attorneys, and any other agents to act on the Venture's behalf, generally to do any act or thing and execute all instruments necessary, incidental or convenient to the proper administration of the Venture

property; otherwise said employment shall only be made if agreed to by all the Parties.

§6.3 **Checks.** All checks or demands for money and notes of the Venture shall be signed by the Managing Party' or such other person or persons as the Managing Party may from time to time designate.

§6.4 **Conflicts of Interest.** Parties may engage in or possess interest in other business ventures of every kind and description for their own accounts. Neither the Venture nor any of the Parties shall have any rights by virtue of this Agreement in such independent business Ventures or to the income or profits derived therefrom.

Article VII
Miscellaneous

§7.1 **Execution in Counterpart.** This Agreement may be executed in any number of counterparts, each of which shall be taken on to be an original.

§7.2 **Indemnification.** The Venture shall indemnify any person who is made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) b y reason of the fact that the individual, his testator or intestate is or was a manager, employee or agent of the Venture or serves or served any other enterprises at the request of the Venture to the full extent permitted by law.

§7.3 **Notice.** Any and all notices provided for herein shall be given in writing by registered or certified mail, return receipt requested, which shall be addressed to the last known address known to the sender or delivered to the recipient in person.

§7.4 **Liability.** The doing of any act or the failure to do any act by any Party (the effect of which may cause or result in loss or damage to the Venture) if pursuant to opinion of legal counsel employed by the Managing Party on behalf of the Venture, shall not subject such Party to any liability.

Further, the Managing Party shall not be liable for any error in judgment or any mistake of law or fact or any act done in good faith in the exercise of powers and authority conferred upon it, but shall be liable only for gross negligence or wilful default.

§7.5 **Agreement Binding.** This Agreement shall be binding upon the Parties hereto and upon their heirs, executors, administrators, successors, or assigns, and the parties hereto agree for themselves and their heirs, executors, administrators, successors, and assigns to execute any and all instruments in writing which are or may become necessary or proper to carry out the purpose and intent of this Agreement.

§7.6 **Amendments.** This Agreement may be altered at any time by the written consent

of all Parties.

§7.7 **Banking.** The Venture shall maintain a bank account or bank accounts in the Venture's name in a national or state bank in the State of North Dakota. Checks and drafts shall be drawn on the Venture's bank account for Venture purposes only and shall be signed by the Managing Party, or its designated agent.

§7.8 **Titles and Subtitles.** Titles of the paragraphs and subparagraphs are placed herein for convenient reference only and shall not to any extent have the effect of modifying, amending, or changing the express terms and provisions of this Agreement.

§7.9 **Words and Gender or Number.** As used herein, unless the context clearly indicates the contrary, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

§7.10 **Severability.** In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

§7.11 **Effective Date.** This Agreement shall be effective only upon execution by all of the proposed Parties.

§7.12 **Waiver.** No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the person or party against whom charged.

§7.13 This document supercedes all previous oral and written agreements between the parties.

IN WITNESS WHEREOF, We, Westmoreland Power, Inc., and Crownbutte Wind Power LLC, do hereby, as of the day and year below written, execute this Agreement.

WESTMORELAND POWER, INC.

By Doug Hach
Its Vice President

CROWNBUTTE WIND POWER LLC

By [signature]
Its CEO

STATE OF COLORADO)
) ss.

COUNTY OF El Paso)

The foregoing instrument was acknowledged before me this 27th day of May, 2008, by Doug [illegible] of Westmoreland Power, Inc., a Delaware corporation, on behalf of the corporation.

(SEAL)

CAROL M. LENAHAN NOTARY PUBLIC STATE OF COLORADO

Carol M Lenahan

Notary Public, State of Colorado
My Commission Expires: Jan 7, 2012

STATE OF NORTH DAKOTA)
) ss.
COUNTY OF MORTON)

The foregoing instrument was acknowledged before me this 28th day of May, 2008, by Tim Simons, of Crownbutte Wind Power LLC, a North Dakota limited liability company, on behalf of the limited liability company.

John Liessmann Vantine

(SEAL)

Notary Public, State of North Dakota
My Commission Expires: 20, September 2013

JOHN LIESSMANN VANTINE
Notary Public
State of North Dakota
My Commission Expires Sept. 20, 2013